UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

JAGGED PEAK ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37995	81-3943703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1125 17th Street, Suite 2400 Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(720) 215-3700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On February 1, 2017, Jagged Peak Energy Inc. (the “Company”) completed its initial public offering (the “Offering”) of 31,599,334 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $15.00 per share. The material terms of the Offering are described in the prospectus, dated January 26, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission on January 30, 2017, which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-215179) (the “Registration Statement”). The Offering included 3,266,000 shares of Common Stock offered by the selling stockholders named in the Registration Statement.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the closing of the Offering, on February 1, 2017, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Q-Jagged Peak Energy Investment Partners, LLC (“Q-Jagged Peak”), Gregory S. Hinds (the Company’s Executive Vice President, Development Planning & Acquisitions), Robert W. Howard (the Company’s Executive Vice President, Chief Financial Officer), Joseph N. Jaggers (the Company’s Chairman, Chief Executive Officer and President) and Mark R. Petry (the Company’s Executive Vice President, Land). Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Common Stock under certain circumstances as described below.

At any time after the 180 day lock-up period described in the Prospectus, and subject to the limitations set forth below, Q-Jagged Peak (or its permitted transferees) has the right to require the Company, by written notice, to prepare and file a registration statement registering the offer and sale of a certain number of the Company’s shares of Common Stock. Generally, the Company is required to file such registration statement within 15 days of such written notice. Subject to certain exceptions, the Company will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of the Company’s Common Stock.

The Company is also not obligated to effect any demand registration in which the amount of Common Stock to be registered has an aggregate value of less than $50.0 million. Once the Company is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. The Company will be required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.

In addition, Q-Jagged Peak (or its permitted transferees) has the right to require the Company, subject to certain limitations, to effect a distribution of any or all of its shares of Common Stock by means of an underwritten offering. In general, any demand for an underwritten offering (other than the first requested underwritten offering made in respect of a prior demand registration, a requested underwritten offering made concurrently with a demand registration or a requested underwritten offering for less than certain specified amounts) shall constitute a demand request subject to the limitations set forth above.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Common Stock or conduct an underwritten offering, whether or not for the Company’s own account, then the Company must notify Q-Jagged Peak and Messrs. Jaggers, Howard, Hinds and Petry (or their permitted transferees) of such proposal at least five business days before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares of Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with the Company’s obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the closing of the Offering, on February 1, 2017, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Q-Jagged Peak, JPE Management Holdings LLC (“Management Holdco”) and Messrs. Jaggers, Howard, Hinds and Petry (collectively, the “Management Members”). Among other things, the Stockholders’ Agreement provides that Management Holdco and the Management Members party thereto will vote all of their 23,197,842 shares of Common Stock (representing approximately 10.9% of the Company’s outstanding Common Stock) in accordance with the direction of Q-Jagged Peak.

Further, the Stockholders’ Agreement provides Q-Jagged Peak with the right to designate a number of nominees (each, a “Quantum Director”) to the Company’s board of directors such that:

•                  at least a majority of the directors on the board are Quantum Directors for so long as Q-Jagged Peak and its affiliates collectively beneficially own at least 50% of the outstanding shares of the Company’s Common Stock;

•                  at least 35% of the directors of the board are Quantum Directors for so long as Q-Jagged Peak and its affiliates collectively beneficially own less than 50% but at least 25% of the outstanding shares of the Company’s Common Stock;

•                  at least one director of the board is a Quantum Directors for so long as Q-Jagged Peak and its affiliates collectively beneficially own less than 25% but at least 5% of the outstanding shares of the Company’s Common Stock; and

•                  once Q-Jagged Peak and its affiliates collectively own less than 5% of the Company’s Common Stock, Q-Jagged Peak will not have any board designation rights.

Pursuant to the Stockholders’ Agreement, the Company, Management Holdco and the Management Members party thereto are required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Q-Jagged Peak. Further, the Company, Q-Jagged Peak, Management Holdco and the Management Members party thereto are required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the Company’s board of directors to include the Company’s Chief Executive Officer.

The rights granted to Q-Jagged Peak to designate directors are additive to and not intended to limit in any way the rights that Q-Jagged Peak or any of its affiliates may have to nominate, elect or remove the Company’s directors under the Company’s amended and restated certificate of incorporation, amended and restated bylaws or the Delaware General Corporation Law, as amended.

The foregoing description is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Agreement

On February 1, 2017, in connection with the closing of the Offering, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as parent guarantor, Jagged Peak Energy LLC, as borrower (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent and issuing lender, (the “Administrative Agent”), and the lenders named therein (together, the “Lenders”).

The Credit Agreement is a five-year, revolving credit facility with an initial borrowing base of $180.0 million and aggregate principal amount of up to $1.0 billion subject to the borrowing base. The borrowing base is subject to scheduled redeterminations on a semi-annual basis or, at the election of the Borrower, quarterly basis, and each of the Administrative Agent and the Borrower may elect one additional interim redetermination between scheduled redeterminations.

Borrowings under the Credit Agreement are secured by liens on substantially all of the Company’s properties, but in any event, not less than 90% of the total value, as determined by the Administrative Agent, of the proved reserves and PDP reserves attributable to the Company’s oil and natural gas properties using a discount rate of 10%, as well as all of the Company’s equity interests in all current and any future guarantor subsidiaries and all of the Company’s other assets including personal property. Additionally, borrowings under the Credit Agreement will bear interest, at the Company’s option, at either (i) the greatest of (x) the prime rate as determined by the Administrative Agent, (y) the federal funds effective rate plus 0.50%, and (z) the thirty-day adjusted LIBOR plus 1.0%, in each case, plus a margin that varies from 1.25% to 2.25% per annum according to the total facility utilization (which is the ratio of outstanding borrowings and letters of credit to the lessor of the total commitments and the borrowing base then in effect), (ii) the adjusted LIBOR rate plus a margin that varies from 2.25% to 3.25% per annum according to the total facility utilization or (iii) the applicable LIBOR market index rate plus a margin that varies from 2.25% to 3.25% per annum according to the Company’s total facility utilization. The unutilized portion of the facility is subject to a commitment fee equal to 0.500%.

The Credit Agreement requires the Company to maintain (x) a ratio of total debt to EBITDAX (as defined in the Credit Agreement) of not more than 4.00 to 1.00 and (y) a ratio of current assets (including availability under the facility) to current liabilities of not less than 1.00 to 1.00.

Additionally, the Credit Agreement contains various covenants and restrictive provisions that, among other things, limit the ability of the Company to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; enter into commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness.

Events of default under the Credit Agreement include, but are not be limited to, failure to make payments when due, breach of any covenant continuing beyond any applicable cure period, default under any other material debt, change of control, bankruptcy or other insolvency event and certain material adverse effects on the Company’s business.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of Management Holdco

On February 1, 2017, in connection with the Offering, the Company entered into the Amended and Restated Limited Liability Company Agreement of Management Holdco (the “Management Holdco LLC Agreement”) by and among Joseph N. Jaggers, as Manager, Q-Jagged Peak, as Members, and the Company. In connection with the Offering, a portion of the equity granted to the Company’s executive officers was vested and the remainder is held by Management Holdco and generally will vest in equal installments on each of the first three anniversaries of the Offering, so long as the holder remains continuously employed by the Company through each vesting date.

The unvested equity is held indirectly by the holders through Management Holdco “Units”. Each Unit corresponds to a share of the Company’s Common Stock. As each Unit vests, the holder will receive a share of the Company’s Common Stock, subject to certain negotiated transfer restrictions. Units that are forfeited will be reallocated to other members. In connection with the completion of the Offering, the terms of vesting, forfeiture and the reallocation of forfeited Units are governed by and set forth in, and may be amended only in certain limited circumstances in accordance with, the Management Holdco LLC Agreement. At the closing of the Offering, 9,570,291 shares of the Company’s Common Stock were allocated to Management Holdco with respect to unvested awards and 666,667 shares of the Company’s Common Stock were allocated with respect to unallocated awards.

The foregoing description of the Management Holdco LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Management Holdco LLC Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Relationships

As more fully described in the sections entitled “Certain Relationships and Related Party Transactions” and “Principal and Selling Stockholders” in the Prospectus, an affiliate of Q-Jagged Peak employs certain members of the Company’s board of directors, and Q-Jagged Peak owns 68.7% of the Company’s outstanding Common Stock.

Certain lenders party to the Credit Agreement, and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

As previously disclosed and as described in the Prospectus, on February 1, 2017, the Company completed the transactions contemplated by the Master Reorganization Agreement, dated January 25, 2017, among the Company and the other parties named therein (the “Master Reorganization Agreement”), pursuant to which the Company issued an aggregate of 184,604,412 shares of its Common Stock as consideration for the parties’ equity interests in Jagged Peak Energy LLC in connection with the reorganization transactions contemplated by the Master Reorganization Agreement to effect the Company’s initial public offering.

A description of the Master Reorganization Agreement and the transactions contemplated thereby is included in the Company’s Current Report on Form 8-K filed January 31, 2017, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 hereto under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Registration Rights Agreement”, “Stockholders’ Agreement” and “Amended and Restated Limited Liability Company Agreement of Management Holdco” and in Item 5.03 under the headings “Amended and Restated Certificate of Incorporation” and “Amended and Restated Bylaws” is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.3 through 10.15 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Amended and Restated Limited Liability Company Agreement of Management Holdco

The information provided in Item 1.01 hereto under the heading “Amended and Restated Limited Liability Company Agreement of Management Holdco” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On February 1, 2017, in connection with the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on February 1, 2017. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On February 1, 2017, in connection with the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*

Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC and the other parties named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, File No. 001-37995, filed with the SEC on January 31, 2017).

3.1	Amended and Restated Certification of Incorporation of Jagged Peak Energy Inc., filed with the Secretary of State of the State of Delaware on February 1, 2017.

3.2	Amended and Restated Bylaws of Jagged Peak Energy Inc., effective February 1, 2017.

4.1	Registration Rights Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc. and the stockholders named therein.

4.2

Stockholders’ Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc., Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC, and the individuals party thereto.

10.1

Credit Agreement, by and among Jagged Peak Energy Inc., as parent guarantor, Jagged Peak Energy LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders named therein.

10.2	Amended and Restated Limited Liability Company Agreement of JPE Management Holdings LLC, dated February 1, 2017.

10.3	Indemnification Agreement (Charles D. Davidson).

10.4	Indemnification Agreement (Gregory S. Hinds).

10.5	Indemnification Agreement (Robert W. Howard).

10.6	Indemnification Agreement (Christopher I. Humber).

10.7	Indemnification Agreement (Joseph N. Jaggers).

10.8	Indemnification Agreement (Roger L. Jarvis).

10.9	Indemnification Agreement (James J. Kleckner).

10.10	Indemnification Agreement (Michael C. Linn).

10.11	Indemnification Agreement (Mark R. Petry).

10.12	Indemnification Agreement (John R. Sult).

10.13	Indemnification Agreement (S. Wil VanLoh, Jr.).

10.14	Indemnification Agreement (Dheeraj Verma).

10.15	Indemnification Agreement (Blake A. Webster).

* Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2017

JAGGED PEAK ENERGY INC.

	By:	/s/ Christopher I. Humber
	Name:	Christopher I. Humber
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC and the other parties named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, File No. 001-37995, filed with the SEC on January 31, 2017).

3.1	Amended and Restated Certification of Incorporation of Jagged Peak Energy Inc., filed with the Secretary of State of the State of Delaware on February 1, 2017.

3.2	Amended and Restated Bylaws of Jagged Peak Energy Inc., effective February 1, 2017.

4.1	Registration Rights Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc. and the stockholders named therein.

4.2

Stockholders’ Agreement, dated as of February 1, 2017, by and among Jagged Peak Energy Inc., Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC, and the individuals party thereto.

10.1

Credit Agreement, by and among Jagged Peak Energy Inc., as parent guarantor, Jagged Peak Energy LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the lenders named therein.

10.2	Amended and Restated Limited Liability Company Agreement of JPE Management Holdings LLC, dated February 1, 2017.

10.3	Indemnification Agreement (Charles D. Davidson).

10.4	Indemnification Agreement (Gregory S. Hinds).

10.5	Indemnification Agreement (Robert W. Howard).

10.6	Indemnification Agreement (Christopher I. Humber).

10.7	Indemnification Agreement (Joseph N. Jaggers).

10.8	Indemnification Agreement (Roger L. Jarvis).

10.9	Indemnification Agreement (James J. Kleckner).

10.10	Indemnification Agreement (Michael C. Linn).

10.11	Indemnification Agreement (Mark R. Petry).

10.12	Indemnification Agreement (John R. Sult).

10.13	Indemnification Agreement (S. Wil VanLoh, Jr.).

10.14	Indemnification Agreement (Dheeraj Verma).

10.15	Indemnification Agreement (Blake A. Webster).

*Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.